Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 118 to the Registration Statement of Deutsche DWS Variable Series II Trust (formerly Deutsche Variable Series II Trust) (Form N-1A, No. 033-11802) of our report dated February 14, 2019 on the financial statements and financial highlights of DWS Alternative Asset Allocation VIP (formerly Deutsche Alternative Asset Allocation VIP), DWS Global Income Builder VIP (formerly Deutsche Global Income Builder VIP), DWS International Growth VIP (formerly Deutsche International Growth VIP), DWS Multisector Income VIP (formerly Deutsche Multisector Income VIP), DWS Global Equity VIP (formerly Deutsche Global Equity VIP), DWS Small Mid Cap Value VIP (formerly Deutsche Small Mid Cap Value VIP), DWS Government and Agency Securities VIP (formerly Deutsche Government and Agency Securities VIP), DWS High Income VIP (formerly Deutsche High Income VIP), DWS CROCI® U.S. VIP (formerly Deutsche CROCI® U.S. VIP), DWS Government Money Market VIP (formerly Deutsche Government Money Market VIP) and DWS Small Mid Cap Growth VIP (formerly Deutsche Small Mid Cap Growth VIP) (eleven of the funds constituting Deutsche DWS Variable Series II Trust), included in the Funds’ Annual Report for the fiscal year ended December 31, 2018.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 25, 2019